SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2005

AXONYX INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-25571	86-0883978

(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

500 Seventh Avenue, 10th Floor, New York, New York 10018

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 645-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 13, 2005, the Board of Directors of Axonyx Inc. (the “Board”) approved a stockholder rights plan as set forth in the Rights Agreement, dated as of May 13, 2005, between Axonyx Inc. and The Nevada Agency and Trust Company, as Rights Agent (the “Rights Agreement”). Under the Rights Agreement, each common stockholder of record as of the close of business on May 27, 2005, will receive a dividend of one right for each share of common stock held. Each right entitles the holder to purchase from the company one one-thousandth of a share of a new series of participating preferred stock at an initial purchase price of $15.00. A press release relating to these matters was issued by the company on May 16, 2005.

The complete text of the press release issued by the company and the Rights Agreement are attached as exhibits to this Form 8-K.

Item 3.03  Material Modification to Rights of Security Holders.

See disclosure above under Item 1.01, which is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

99.1	Press release of Axonyx Inc. dated May 16, 2005

99.2	Rights Agreement, dated as of May 13, 2005, between Axonyx Inc. and The Nevada Agency and Trust Company, as Rights Agent

99.3	Certificate of Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions of the Series A Preferred Stock (incorporated by reference to Exhibit A of the Rights Agreement filed as Exhibit 99.2 herewith)
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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of May, 2005.

AXONYX INC.

By:	/s/ S. Colin Neill

Name: S. Colin Neill
Title: Chief Financial Officer
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